Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-278935) and Forms S-8 (Nos. 333-228284, 333-226471, 333-203860, 333-173732, 333-71182, 333-71104, and 333-286757) of Strategic Education, Inc. of our report dated February 27, 2025 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
February 27, 2026